Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Senior Vice President - Finance
614-278-6622

BIG LOTS REPORTS RECORD RESULTS

RECORD FOURTH QUARTER EPS OF $1.75 PER DILUTED SHARE

RECORD FISCAL 2011 EPS FROM CONTINUING OPERATIONS OF $2.99 PER DILUTED SHARE

COMPANY PROVIDES GUIDANCE FOR FISCAL 2012

Columbus, Ohio - March 2, 2012 - Big Lots, Inc. (NYSE: BIG), North America's largest broadline closeout retailer, is reporting fourth quarter fiscal 2011 net income totaled $114.7 million, or $1.75 per diluted share, compared to $110.1 million, or $1.46 per diluted share, for the fourth quarter of fiscal 2010.

For fiscal 2011, ended January 28, 2012, net income totaled $207.1 million, or $2.98 per diluted share. For fiscal 2011, income from continuing operations totaled $207.2 million, or $2.99 per diluted share, compared to $222.5 million, or $2.83 per diluted share, for fiscal 2010.

FISCAL 2011 HIGHLIGHTS

•	Record income from continuing operations of $2.99 per diluted share; fifth consecutive record year

•	Record total sales of $5.2 billion, an increase of 5% compared to fiscal 2010

•	Record operating profit of $358 million for U.S. operations

•	Opened 92 new stores in the U.S.

•	Expanded into Canada with the acquisition of Liquidation World

•	Invested $359 million to repurchase 11 million shares - approximately 15% of our outstanding shares as of the beginning of fiscal 2011

Commenting on fiscal 2011 results, Steve Fishman, Chairman, Chief Executive Officer and President stated, “We are very pleased to deliver our fifth consecutive year of record operating profit in the U.S. and record EPS for the overall Company. We were aggressive this year in certain key merchandise initiatives and our strategies accelerated sales trends as the year progressed. We successfully opened 92 new stores in the U.S. and expanded our footprint into Canada with the acquisition of Liquidation World. We operated as good stewards of our cash and shareholders' capital as we invested in long-term growth opportunities, both in the U.S. and Canada, while returning $359 million of cash back to shareholders through our share repurchase efforts.”

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

FOURTH QUARTER HIGHLIGHTS

•	Record net income of $1.75 per diluted share, a 20% increase over last year

•	Comparable store sales increase of 3.4% for U.S. stores

•	Record operating profit of $191 million

•	Opened 23 new stores in the U.S.

•	Invested $46 million to repurchase 1.3 million shares

Fourth Quarter Results

U.S. Operations

Net sales for U.S. operations for the fourth quarter of fiscal 2011 increased 7.5% to $1,632.9 million, compared to $1,518.9 million for the same period in fiscal 2010. Comparable store sales for U.S. stores open at least two years at the beginning of the fiscal year increased 3.4% for the quarter. Income from continuing operations totaled $1.83 per diluted share (non-GAAP) compared to income from continuing operations of $1.46 per diluted share last year. The 25% increase in earnings per share was driven primarily by a 10% increase in operating profit and a 13% reduction in share count due to our opportunistic repurchase of approximately 11 million of our shares throughout fiscal 2011.

Canadian Operations

Net sales for Canadian operations for the fourth quarter of fiscal 2011 totaled $36.6 million, while incurring a net loss of $5.1 million, or $0.08 per diluted share (non-GAAP). This result was favorable to our original expectations which called for sales in the range of $25 to $30 million and a net loss in the range of $7 to $9 million for the quarter. We acquired our Canadian operations on July 18, 2011. Based on materiality to our total operations, we are not required to and have not provided pro-forma information, or full year fiscal 2011 results for Canadian operations.

Inventory and Cash Management

On a consolidated basis, inventory ended the fourth quarter of fiscal 2011 at $825 million, compared to $762 million last year. The increase of approximately 8% represents 4% growth in the number of U.S. stores, approximately 2% per store growth of inventory in our U.S. stores, and our recent Canadian acquisition.

We ended fiscal 2011 with $69 million of cash and cash equivalents and $66 million of borrowings under our credit facility compared to $178 million of cash and cash equivalents and no borrowings under our credit facility as of the end of fiscal 2010. Our use of cash and debt during fiscal 2011 was the result of share repurchase activity and the acquisition and funding to date of our Canadian operations, partially offset by positive cash flow (defined as operating activities less investing activities) generated by our U.S. business.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Share Repurchase Activity

During the fourth quarter of fiscal 2011, we invested $46 million to repurchase 1.3 million of our shares at an average price of $36.79 per share. For fiscal 2011, we invested $359 million to repurchase 11 million of our shares, or approximately 15% of our outstanding shares as of the beginning of fiscal 2011, at an average price of $32.79. Currently, we have $99 million of availability under our $400 million share repurchase program. The remaining available amount under this program may be utilized to repurchase our shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes. The share repurchase program will continue until exhausted.

Inventory Accounting Change

We utilize the retail inventory method and historically we have valued inventory at the merchandise department level. Effective January 29, 2012, with our successful implementation of new retail inventory systems, we began valuing inventory at the merchandise class level which will give us better visibility to the profitability of our merchandising efforts and initiatives.

As a result of this change, we expect to record a non-recurring, non-cash after-tax inventory charge of approximately $3.4 million, or $0.05 per diluted share, in the first fiscal quarter of 2012. Accordingly, we will be providing adjusted, non-GAAP operating results throughout fiscal 2012. We believe these non-GAAP financial measures should facilitate analysis by investors and others who follow our financial performance. There will be no effect on prior periods related to this change.

Sales Reporting Changes

Starting in the first quarter of fiscal 2012, comparable store sales will be based on U.S. stores open at least 15 months. In the past, comparable stores sales have been based on U.S. stores open at least two years at the beginning of the fiscal year. This change will enable our comparable store sales calculation to be more consistent with industry standards, and would not have materially changed the comparable store sales results reported in fiscal 2011.

Also effective with the first quarter of fiscal 2012, we will no longer provide a press release for quarterly sales results. Instead, the quarterly reporting of sales and earnings will be combined in one comprehensive press release to enable a more complete analysis of the business for shareholders and others who analyze the Company's results.

2012 GUIDANCE

•	Initial fiscal 2012 adjusted income from continuing operations projected to be $3.40 to $3.50 per diluted share (non-GAAP); a 14% to 17% increase over fiscal 2011

•	Comparable store sales expected to increase 2% to 3% for U.S. stores

•	Anticipate 90 new store openings in the U.S.

•	Initial cash flow guidance estimated to be approximately $200 million

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

We estimate fiscal 2012 adjusted income from continuing operations will be in the range of $3.40 to $3.50 per diluted share (see non-GAAP reconciliation below) compared to income from continuing operations of $2.99 per diluted share for fiscal 2011. We are operating under a 53-week retail calendar for fiscal 2012 and the positive corresponding impact of the extra week of operations adds approximately $0.10 per diluted share to our estimates for fiscal 2012. The average diluted share count is estimated to be approximately 65 million for fiscal 2012, with no assumption for share repurchase activity. We estimate this financial performance will result in cash flow of approximately $200 million. Our estimates for fiscal 2012 exclude the non-recurring, non-cash after-tax inventory charge of $3.4 million described above.

U.S. Operations

We estimate adjusted income from continuing operations to be in the range of $3.63 to $3.73 per diluted share (non-GAAP), a 14% to 17% increase over fiscal 2011 results of $3.18 per diluted share (non-GAAP). This is based on a comparable store sales increase in the range of 2% to 3% and a total U.S. sales increase in the range of 8% to 9% in fiscal 2012. From a real estate perspective, we expect to open 90 new stores in the U.S. during fiscal 2012 and close up to 45 locations for net store growth of 45 stores, or approximately 3%.

Canadian Operations

Canadian sales are expected to be in the range of $140 to $150 million for fiscal 2012, resulting in an operating loss in the range of $14 to $17 million, or $0.21 to $0.26 per diluted share (non-GAAP).

Fiscal Q1 2012 Guidance

For the first quarter of fiscal 2012, we estimate our adjusted consolidated income from continuing operations will be in the range of $0.75 to $0.81 per diluted share (non-GAAP), a 7% to 16% increase compared to income of $0.70 per diluted share for the first quarter of fiscal 2011. As a reminder, this estimate excludes the non-recurring, non-cash after-tax inventory charge of $3.4 million described earlier in this release.

We estimate adjusted income from U.S. operations in a range of $0.85 to $0.90 per diluted share (non-GAAP), a 21% to 29% increase over last year's $0.70 per diluted share. This is based on a comparable store sales increase in the range of 2% to 4% and a total U.S. sales increase in the range of 6% to 8%.

Canadian sales are expected to be in the range of $25 to $30 million for the first quarter of fiscal 2012, resulting in an operating loss in the range of $6 to $8 million, or $0.09 to $0.12 per diluted share (non-GAAP).

Consolidated Company Guidance	Fiscal 2012

	Full Year	Q1

Guidance as Adjusted (non-GAAP)	$3.40 - $3.50	$0.75 - $0.81

Adjustment for non-recurring Inventory charge	$(0.05)	$(0.05)

Guidance on GAAP basis	$3.35 - $3.45	$0.70 - $0.76

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call / Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the fourth quarter and provide commentary on our guidance for fiscal 2012. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

An archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Thursday, March 15. A replay of the call will be available beginning today at noon through March 15 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The PIN number is 1659098. All times are Eastern Time.

Big Lots is North America's largest broadline closeout retailer. As of January 28, 2012, we operated 1,451 BIG LOTS stores in the 48 contiguous United States and 82 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JANUARY 28	JANUARY 29
	2012	2011
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$68,547	$177,539
Inventories	825,195	762,146
Deferred income taxes	42,784	50,252
Other current assets	70,130	61,782
Total current assets	1,006,656	1,051,719

Property and equipment - net	572,767	524,906

Deferred income taxes	6,549	6,666
Goodwill	12,282	0
Other assets	43,056	36,308
	$1,641,310	$1,619,599

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$350,117	$302,818
Property, payroll and other taxes	74,396	75,401
Accrued operating expenses	56,088	53,771
Insurance reserves	35,159	37,741
KB bankruptcy lease obligation	3,115	3,552
Accrued salaries and wages	29,170	43,433
Income taxes payable	36,775	25,215
Total current liabilities	584,820	541,931

Long-term obligations under bank credit facility	65,900	—

Deferred rent	59,320	42,037
Insurance reserves	49,794	46,145
Unrecognized tax benefits	18,681	19,142
Other liabilities	39,562	23,551

Shareholders' equity	823,233	946,793
	$1,641,310	$1,619,599

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JANUARY 28, 2012		JANUARY 29, 2011
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,669,574	100.0	$1,518,943	100.0
Gross margin	671,382	40.2	619,964	40.8
Selling and administrative expenses	455,437	27.3	421,726	27.8
Depreciation expense	25,315	1.5	21,074	1.4
Operating profit	190,630	11.4	177,164	11.7
Interest expense	(773)	(0.0)	(808)	(0.1)
Other income (expense)	(120)	(0.0)	41	0.0
Income from continuing operations before income taxes	189,737	11.4	176,397	11.6
Income tax expense	74,988	4.5	66,372	4.4
Income from continuing operations	114,749	6.9	110,025	7.2
(Loss) income from discontinued operations, net of tax expense (benefit) of ($19) and $20, respectively	(29)	(0.0)	30	0.0
Net income	$114,720	6.9	$110,055	7.2

Earnings per common share - basic (a)
Continuing operations	$1.79		$1.48
Discontinued operations	0.00		0.00
Net income	$1.79		$1.48

Earnings per common share - diluted (a)
Continuing operations	$1.75		$1.46
Discontinued operations	0.00		0.00
Net income	$1.75		$1.46

Weighted average common shares outstanding
Basic	64,140		74,504
Dilutive effect of share-based awards	1,258		865
Diluted	65,398		75,369

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED
	JANUARY 28, 2012		JANUARY 29, 2011
		%		%
	(Unaudited)

Net sales	$5,202,269	100.0	$4,952,244	100.0
Gross margin	2,070,407	39.8	2,012,451	40.6
Selling and administrative expenses	1,634,532	31.4	1,576,500	31.8
Depreciation expense	90,280	1.7	78,606	1.6
Operating profit	345,595	6.6	357,345	7.2
Interest expense	(3,530)	(0.1)	(2,573)	(0.1)
Other income (expense)	(173)	(0.0)	612	0.0
Income from continuing operations before income taxes	341,892	6.6	355,384	7.2
Income tax expense	134,657	2.6	132,837	2.7
Income from continuing operations	207,235	4.0	222,547	4.5
Loss from discontinued operations, net of tax benefit of $112 and $14, respectively	(171)	(0.0)	(23)	(0.0)
Net income	$207,064	4.0	$222,524	4.5

Earnings per common share - basic (a)
Continuing operations	$3.03		$2.87
Discontinued operations	0.00		0.00
Net income	$3.03		$2.87

Earnings per common share - diluted (a)
Continuing operations	$2.99		$2.83
Discontinued operations	0.00		0.00
Net income	$2.98		$2.83

Weighted average common shares outstanding
Basic	68,316		77,596
Dilutive effect of share-based awards	1,103		985
Diluted	69,419		78,581

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	13 WEEKS ENDED
	January 28, 2012
	U.S.	Canada	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$1,632,933	$36,641	$1,669,574
Gross margin	657,470	13,912	671,382
Selling and administrative expenses	437,818	17,619	455,437
Depreciation expense	24,072	1,243	25,315
Operating profit (loss)	195,580	(4,950)	190,630
Interest expense	(773)	0	(773)
Other income (expense)	0	(120)	(120)
Income (loss) from continuing operations before income taxes	194,807	(5,070)	189,737
Income tax expense	74,988	0	74,988
Income (loss) from continuing operations	$119,819	$(5,070)	$114,749
Diluted earnings (loss) per common share from continuing operations (b)	$1.83	$(0.08)	$1.75

	52 WEEKS ENDED
	JANUARY 28, 2012 (a)
	U.S.	Canada	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$5,140,164	$62,105	$5,202,269
Gross margin	2,046,055	24,352	2,070,407
Selling and administrative expenses	1,599,772	34,760	1,634,532
Depreciation expense	88,469	1,811	90,280
Operating profit (loss)	357,814	(12,219)	345,595
Interest expense	(2,739)	(791)	(3,530)
Other income (expense)	163	(336)	(173)
Income (loss) from continuing operations before income taxes	355,238	(13,346)	341,892
Income tax expense	134,657	0	134,657
Income (loss) from continuing operations	$220,581	$(13,346)	$207,235
Diluted earnings (loss) per common share from continuing operations (b)	$3.18	$(0.19)	$2.99

(a)
The consolidated results of operations are comprised of the U.S. and Canadian operating segments. The results of the Canadian operating segment reflect activities from the date of acquisition (July 18, 2011) through the period end. Prior year results are not presented as we operated only one segment during fiscal 2010.

(b)
The diluted earnings per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted earnings per share from continuing operations. Diluted earnings per share from continuing operations by segment is a “non-GAAP financial measure,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JANUARY 28, 2012	JANUARY 29, 2011
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$298,907	$279,041

Net cash used in investing activities	(28,797)	(23,438)

Net cash used in financing activities	(261,425)	(128,844)

Impact of foreign currency on cash	(85)	0

Increase in cash and cash equivalents	8,600	126,759
Cash and cash equivalents:
Beginning of period	59,947	50,780
End of period	$68,547	$177,539

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 28, 2012	JANUARY 29, 2011
	(Unaudited)

Net cash provided by operating activities	$318,471	$315,257

Net cash used in investing activities	(120,712)	(114,552)

Net cash used in financing activities	(306,255)	(306,899)

Impact of foreign currency on cash	(496)	0

Decrease in cash and cash equivalents	(108,992)	(106,194)
Cash and cash equivalents:
Beginning of period	177,539	283,733
End of period	$68,547	$177,539